EXHIBIT 99.906

               STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

     The undersigned, Donald J. Puglisi, is the managing trustee of DECS Trust IX (the "registrant").

     This statement is being furnished in connection with the filing by the registrant of the registrant's report on Form N-CSR for the semi-annual period ended June 30, 2003 (the "Report").

     By execution of this statement, I certify that:

     (A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

     (B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods covered by the Report.



Date: November 6, 2003                               /s/ Donald J. Puglisi
                                                     ---------------------------
                                                         Donald J. Puglisi
                                                         Managing Trustee